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                                                                 EXHIBIT (e)(11)

                         SELLING/SERVICES AGREEMENT FOR
                                 ABN AMRO FUNDS

TO:      ABN AMRO DISTRIBUTION SERVICES (USA), INC.
         760 Moore Road
         King of Prussia, PA 19406

FROM:    ___________________________
         Name of Intermediary

         ___________________________
         Address of Principal Office

         ___________________________
         City, State, Zip Code

Ladies and Gentlemen:

For the mutual promises contained herein and other good and valuable consideration, we (the "Intermediary") enter into this Agreement with you for the provision of certain services outlined below to its Customers ("Customers") who from time to time may beneficially own shares (the "Shares") of ABN AMRO Funds (the "Fund") of which you are the Distributor (the "Distributor") and whose Shares are offered at the net asset value next determined after a purchase order is effective (the "Current Offering Price"). Upon acceptance of this Agreement by Distributor, Intermediary understands that it may offer and sell Shares of the Fund and/or provide administrative services to the Fund (including Shares of any and all series or portfolios thereof (individually, a "Portfolio" and collectively, the "Portfolios") and any classes thereof) subject, however, to all of the terms and conditions hereof and to Distributor's right, without notice, to suspend or terminate the sale of Shares. The terms and conditions of this Services Agreement are as follows.

1. Intermediary understands that it will be compensated by Distributor as set forth in the applicable current Prospectus for each Portfolio for services that Intermediary provides pursuant to this Agreement and as stated in Schedule A to this Agreement. The term "Prospectus" herein refers to the prospectus on file with the Securities and Exchange Commission (the "SEC") which is part of the registration statement of the Fund under the Securities Act of l933, as amended. Intermediary acknowledges that any compensation paid to Intermediary is subject to the terms of one of the Amended and Restated Distribution and Services Plans under Rule 12b-1 adopted by the Portfolios (the "Plan"), Rule 12b-1 promulgated pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and all rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"). Further more, regarding the compensation for the promotion and sale of Fund shares, both parties expressly provide that Intermediary will not be compensated in contravention of Rule 12b-1(h).

2.    Intermediary will provide one or more of the following services to
Customers:

      (a) activities or expenses primarily intended to result in the sale of Shares, including, but not limited to: (i) distribution of the Shares; (ii) aiding in the processing of purchase or redemption requests for the Shares or the processing of dividend payments with respect to the Shares; (iii) providing information periodically to Customers showing their positions in the Fund; (iv) forwarding communications from the Fund to Customers; (v) rendering ongoing advice concerning the suitability of particular investment opportunities offered by the Fund in light of the Customer's needs;
            (vi) responding to inquiries from Customers relating to such services; and (vii) training personnel in the provision of such services; and

      (b) administrative services to the Shares, which may include (and are in addition to any such general services provided to a Portfolio as a whole): (i) transfer agent and sub-transfer agent services for Customers; (ii) aggregating and processing purchase and redemption requests for Shares from Customers and placing net purchase and redemption orders with the Distributor; (iii) providing Customers who are not record owners with statements showing their positions in the Fund; (iv) processing dividend payments for Shares; (v) providing sub-accounting services for Customers; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating Prospectuses to Customers who are not record owners; and (vii) receiving, tabulating and transmitting proxies executed by Customers who are not record owners.

      Intermediary will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in its business, or any personnel employed by Intermediary) as may be reasonably necessary or beneficial in order to provide such services to Customers. The Customers in question are for all purposes Intermediary's Customers and not Distributor's Customers. The Fund shall execute Intermediary's transactions for each of its Customers only upon Intermediary's authorization; it being understood in all cases that (i) Intermediary is acting as the agent for the Customer; (ii) as between it and the Customer, the Customer will have beneficial ownership of the securities; (iii) each transaction is initiated solely upon the order of the Customer; (iv) each transaction shall be executed by the Fund only upon receipt of instructions from Intermediary acting as agent for Customer, and (v) each transaction is for the account of the Customer and not for Intermediary's account. Intermediary represents and warrants that it will have the full right, power and authority to effect transactions (including without limitation, placing any purchase and redemptions) in Shares on behalf of all Customer accounts provided by Intermediary to any transfer agent of the Fund as such term is defined in the Prospectus of the Fund (the "Transfer Agent"). Intermediary shall be responsible for opening and approving and monitoring Customer accounts, all in accordance with applicable law, including the rules of the SEC and NASD.

      Orders for Shares received from Intermediary will be accepted by Fund only at the price and other terms, applicable to each order as described in the then current prospectus of the Fund or the Portfolio.

      Intermediary will act solely as an agent for, upon the order of, and for the account of, its Customers. In no transaction shall Intermediary have any authority to act as agent for the Fund or for Distributor.

      Intermediary acknowledges and understands that a portfolio of the Fund may offer more than one class of Shares as described in the applicable Prospectus. Intermediary shall be responsible for determining the appropriate Share class for its Customer.

3. For the services rendered and expenses borne in connection with the provision of the foregoing services Distributor agrees to pay Intermediary an annual feeas set forth in Schedule A hereto. Intermediary acknowledges that any compensation paid to it is subject to the terms of the Plan. Intermediary acknowledges that any compensation paid to Intermediary will not be from Distributor's own assets, but will only derive from amounts paid to Distributor by the Fund. Intermediary further acknowledges and agrees that Distributor shall not be responsible for the payment of any such fee unless and until Distributor has received reimbursement for such payment from the Fund, and Intermediary agrees to waive the payment of such fee until Distributor has received payment from the Fund.

4. Intermediary understands that the Shares will be offered and sold at the then Current Offering Price per Share in effect at the time the order for such Shares is confirmed and accepted by the Transfer Agent. All orders for redemption of any Shares shall be executed at the net asset value per Share. The minimum dollar purchase of Shares shall be the applicable minimum amount described in the then current applicable Prospectus and no order for less than such amount will be accepted hereunder. All purchase requests and applications submitted by Intermediary are subject to acceptance or rejection in the Fund's sole discretion, and, if accepted, each purchase will be deemed to have been consummated at the Fund's office. The procedures for handling orders shall be subject to the instructions which Distributor shall forward to Intermediary from time to time. Intermediary agrees that it will follow all requirements, rules and regulations in connection with its handling of orders for transactions in the Shares, including, without limitation, Rule 22c-1(a) under the 1940 Act, as required by NASD Rules 2110 and 2120. Intermediary agrees that it will not combine customer orders to reach breakpoints in commissions for any purposes whatsoever unless authorized by the then current Prospectus in respect of Shares of a particular Class. Intermediary also agrees that it will place orders immediately upon their receipt and will not withhold any order so as to profit therefrom. Intermediary further agrees that it will comply with the terms of the then current Prospectus of the Classes with respect to the purchase and redemption of Shares, including any market timing and late trading policies applicable to the Classes. The Fund reserves the right, at its discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of Shares of any or all Portfolios of the Fund.

5. Neither Intermediary nor any of its officers, employees or agents are authorized to make any representations concerning the Fund or the Shares except those contained in the Fund's then current Prospectus or statement of additional information, copies of which will be supplied by Distributor, or in such supplemental sales literature or advertising as may be authorized by Distributor in writing.

6. Intermediary will maintain all records required by law to be kept by it relating to transactions in Shares and, upon request by the Fund, promptly make available such records and other records to the Fund or its designee as the Fund or Distributor may reasonably request.

7. Exchanges (i.e., the investment of the proceeds from the liquidation of Shares of one Portfolio in the Shares of another Portfolio or shares of another registered open-end investment fund specified in the Prospectus) shall, where available, be made in accordance with the terms of each Portfolio's Prospectus.

8. The procedures relating to purchase, redemption or exchange orders and the handling thereof will be subject to the terms of the Prospectus of the Portfolio involved and instructions received by Intermediary from Distributor or the Transfer Agent from time to time. Intermediary understands and agrees that, if any Shares of the Portfolios sold under

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      this Agreement are redeemed or repurchased by the Portfolios or by
      Distributor as disclosed agent for the Portfolios or are tendered for redemption within seven business days after the date of confirmation of the initial purchase of such Shares, Intermediary shall forfeit and repay to Distributor any portion of a sales charge reallowed by Distributor to Intermediary with respect to such Shares. Intermediary will not present any conditional purchase orders, and Intermediary understands that no conditional orders will be accepted by the Fund or its agents. Intermediary agrees that purchase orders placed by it will be made only for the purpose of covering purchase orders already received from Customers. Further, Intermediary shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares by Intermediary for its own bona fide investment.

9. Payment for purchases of Shares made by wire order from Intermediary shall be made directly to the bank as noted in the Prospectus, as agent for the Transfer Agent, in an amount equal to the Current Offering Price per Share being purchased without deduction for any compensation to be paid to Intermediary. If such payment is not received at the customary or required time for settlement of the transaction, Intermediary understands that Distributor reserves the right, without notice, forthwith, to cancel the sale, in which case Intermediary may be held responsible for any loss, including loss of profit, suffered by the Fund or Distributor resulting from Intermediary's failure to make the aforesaid payment.

10. On the settlement date of each transaction, Intermediary on behalf of its customers will remit the full purchase price, and its customer will be credited with an investment in the Shares of the Fund equal to such purchase price.

11. Intermediary acknowledges that Distributor is required under the Plan to provide to the Board of Trustees of the Fund, and the Board will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. Intermediary agrees to furnish Distributor and the Fund with such information as may reasonably be requested (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with Distributor in connection with preparation of reports to the Board of Trustees concerning this Agreement and the monies paid or payable by Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

12. Intermediary represents, warrants and agrees that: (i) the compensation payable to Intermediary hereunder, together with any other compensation payable to it by Customers in connection with the investment of their assets in Shares will be disclosed by Intermediary to Customers, will be authorized by Customers and will not result in an excessive or unreasonable fee to Intermediary; and (ii) in the event an issue pertaining to this Agreement or the Plan is submitted for shareholder approval, Intermediary will vote any Shares held for its own account in the same proportion as the vote of the Shares held for Customers' accounts.

      If Intermediary is providing distribution services as described in Section 2(a) hereof, Intermediary certifies (a) that it is a member of the NASD and agree to maintain membership in the NASD or (b) in the alternative, that it is a foreign dealer not eligible for membership in the NASD. In either case, Intermediary agrees to abide by all the rules and regulations of the SEC and the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. Intermediary further agrees to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. Intermediary agrees that Intermediary will not sell or offer for sale Shares in any state or jurisdiction where they have not been qualified for sale. Distributor will make available to Intermediary a current list of the jurisdictions in which the Shares are qualified for sale, but Distributor shall have no obligation or responsibility to make Shares available for sale to Customers in any jurisdiction. Intermediary agrees to notify Distributor immediately in the event of its expulsion or suspension from the NASD.

13. Intermediary will offer and sell the Shares only in accordance with the terms and conditions of the current Prospectus and Statement of Additional Information ("SAI") and Intermediary will make no representations not included in said Prospectus or SAI or in any authorized supplemental material supplied by Distributor. In connection with the offers to sell and sales of Shares, Intermediary agrees to deliver or cause to be delivered to each person to whom such offer or sale is made, at or prior to the time of completion of such sale, a copy of the Prospectus and, upon request, SAI of the Portfolio involved. Distributor will furnish to Intermediary without charge reasonable quantities of Prospectuses and SAIs, with any supplements currently in effect, and copies of current shareholder reports of the Fund, and sales materials issued from time to time. Unless otherwise mutually agreed in writing, Distributor shall deliver or cause to be delivered to each of the customers who purchase Shares through Intermediary copies of all annual and interim reports and any other information and materials relating to the Fund and prepared by or on behalf of Distributor, the Fund or its investment adviser, custodian transfer agent or dividend disbursing agent for distribution to such customer. Intermediary may not publish any advertisement or distribute sales literature or other written material to the public which makes reference to Distributor or the Fund (except material which Distributor have furnished to Intermediary) without Distributor's prior written approval. Intermediary agrees to be responsible for the proper instruction and training of all sales personnel employed or registered as a broker or sales representative with Intermediary, in order that the shares will be offered in accordance with the terms and conditions of this Agreement, and all applicable laws, rules and regulations. Intermediary further agrees to obtain from each customer to whom Intermediary sells Shares any taxpayer identification number ("TIN") certification required by Section 3406 of the Internal Revenue Code of 1986,

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

      as amended (the "Code"), and the regulations promulgated thereunder, and to provide Distributor or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding in accordance with Section 3406 of the Code and the regulations thereunder.

14. Intermediary hereby represent and warrant that: (a) its is a corporation, partnership, national association or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for its lawful execution and delivery of this Agreement and its performance hereunder have been obtained; and (c) upon execution and delivery by Intermediary, and assuming due and valid execution and delivery by Distributor, this Agreement will constitute a valid and binding agreement, enforceable against it in accordance with its terms.

15. Intermediary agrees that Distributor, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by Intermediary in connection with the performance of Distributor's obligations and duties under this Agreement, except a loss resulting from Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by Distributor's reckless disregard thereof.

      Neither party may assert any cause of action against the other party under this Agreement that accrued more than two years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

      Each party shall have the duty to mitigate damages for which the other party may become responsible.

      Notwithstanding anything in this Agreement to the contrary, in no event shall either party, its affiliates or any of its or their directors, officers, employees agents or subcontractors be liable to Intermediary under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity has been advised of the possibility of such damages.

16. Intermediary agrees to indemnify Distributor and hold Distributor, its affiliates and the Fund and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an "Indemnified Party") harmless from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney's fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with this Agreement (a "Claim") unless such Claim resulted from a negligent act or omission to act or bad faith by Distributor in the performance of Distributor's duties hereunder. All expenses which Intermediary incurs in connection with its activities under this Agreement shall be borne by it.

      Distributor agrees to indemnify Intermediary and hold Intermediary and its affiliates (including all officers, trustees, directors, employees and agents thereof) (an "Indemnified Party") harmless from and against any and all claims, losses, demands, liabilities or expenses (including reasonable attorney's fees) of any sort or kind which may be asserted against an Indemnified Party for which an Indemnified Party may be held liable in connection with this Agreement (a "Claim") provided that such Claim resulted from a negligent act or omission to act or bad faith by the Distributor in the performance of its duties hereunder. All expenses which Distributor incurs in connection with its activities under this Agreement shall be borne by Distributor.

17. Distributor's obligations to Intermediary under this Agreement are subject to all applicable provisions of any Distribution Agreement entered into between Distributor and the Fund. Intermediary understands and agrees that in performing its services covered by this Agreement Intermediary is acting as agent for Customer, and Distributor is in no way responsible for the manner of its performance or for any of its acts or omissions in connection therewith.

18. Intermediary may terminate this Agreement by notice in writing to Distributor, which termination shall become effective sixty (60) days after the date of mailing such notice to Distributor. Intermediary agrees that Distributor has and reserves the right, in Distributor's sole discretion, to modify, amend or cancel this Agreement upon written notice to Intermediary of such modification, amendment or cancellation, which shall be effective on the date stated in such notice. This Agreement may be terminated with respect to a Fund or a class of Shares thereof at any time, without payment of any penalty, by vote of a majority of the Disinterested Trustees (as defined in the Plan), or by vote of a majority of the class of Shares of such Fund for which services are provided hereunder, on not more than 60 days' written notice. This Agreement shall terminate automatically in the event of its assignment (as such term is defined in the Investment Company Act of 1940, as amended). Without limiting the foregoing, any provision hereof to the contrary notwithstanding, if Intermediary is providing distribution services as described in Section 2(a) hereof, its expulsion from the NASD will automatically terminate this Agreement without notice and its suspension from the NASD or its violation of applicable state or Federal laws or rules and regulations of an authorized regulatory agencies will terminate this Agreement effective upon the date of Distributor's mailing notice to Intermediary of such

                                       4
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      termination. Without limiting the foregoing, Distributor may terminate this Agreement for cause on violation by Intermediary of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to Intermediary of such termination. Waiver of any breach of any provision of this Agreement will not be construed as a waiver of the provision or of Distributor's right to enforce said provision thereafter. Distributor's failure to terminate for any cause shall not constitute a waiver of Distributor's right to terminate at a later date for any such cause. All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

19. Notwithstanding anything in this Agreement to the contrary, Intermediary agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed hereunder is for the specific purpose of permitting Intermediary to perform the services set forth in this Agreement. Intermediary agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

20. At all times during which both parties to this Agreement sell and/or service Shares of the Fund, each party will remain in compliance with all regulations to which it is subject issued under the USA PATRIOT Act, and NASD Rules and/or NYSE Rules (as applicable) relating thereto, including without limitation rules requiring such party to implement an Anti-Money Laundering Program and a Customer Identification Program ("CIP"). Intermediary will, upon Distributor's reasonable request, not more than once each year, certify to Distributor that Intermediary remains in compliance with such rules; specifically, that it (i) provides notice of its CIP to all new customers, (ii) obtains required identifying data elements for each customer, (iii) reasonably verifies the identity of each new customer (using the data elements), (iv) takes appropriate action with respect to persons the identities of whom Distributor can't verify, and
      (v) retains all records for required time periods, each at least to an extent required by relevant USA PATRIOT Act regulation and NASD Rules and/or NYSE Rules, as applicable.

21.   Shareholder Information

      21.1 Agreement to Provide Information. Intermediary agrees to provide to Distributor and/or the Fund, upon written request, the TIN, if known, of any or all holders of Shares ("Shareholders") of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by Intermediary during the period covered by the request.

            21.1.1 Period Covered by Request. Requests must set forth a specific period for which transaction information is sought, which generally will not to exceed ninety (90) days of transaction information. Distributor and/or the Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

            21.1.2 Form and Timing of Response. Intermediary agrees to transmit the requested information that is on its books and records to Distributor or the Fund promptly, but in any event not later than five (5) business days, after receipt of a request. If the requested information is not on Intermediary's books and records, Intermediary agrees to (within the time period designated above) use reasonable efforts to: (i) promptly obtain and transmit the requested information; (ii) obtain assurances from the accountholder that the requested information will be provided directly to Distributor or the Fund promptly; or (iii) if directed by Distributor or the Fund, block further purchases of Fund Shares from such accountholder. In such instance, Intermediary agrees to inform Distributor and the Fund whether it plans to perform (i), (ii) or (iii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to Distributor or the Fund will be consistent with the NSCC Standardized Data Reporting Format.

            21.1.3 Limitations on Use of Information. Distributor agrees not to use the information received for marketing or any other similar purpose without Intermediary's prior written consent.

      21.2 Agreement to Restrict Trading. Intermediary agrees to execute written instructions from Distributor or the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by Distributor or the Fund as having engaged in transactions of the Fund's Shares (directly or indirectly through an account with Intermediary) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

                                       5
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            21.2.1  Form of Instructions. Instructions must include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

            21.2.2 Timing of Response. Intermediary agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions by Intermediary.

            21.2.3 Confirmation. Intermediary will provide written confirmation to Distributor and the Fund that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

21. This Agreement shall become effective as of the date when it is executed and dated by Distributor below and shall be in substitution of any prior agreement between Distributor and Intermediary covering the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the Commonwealth of Pennsylvania. This Agreement is not assignable or transferable, except that Distributor's firm may assign or transfer this Agreement to any successor firm or corporation which becomes the Distributor of the Fund.

                                       6
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Accepted and Agreed to:

Name of Intermediary:____________________________________

Address:_________________________________________________

City_______________  State_________  Zip________ Telephone Number_______________

Printed Name of Authorized Officer__________________ Title______________________

Authorized Officer Signature______________________________ Date:___________

SEC Broker Dealer Res. #. ____________
NASD Firm CRD          #  ____________
Tax ID                 #  ____________

Accepted:

ABN AMRO DISTRIBUTION SERVICES (USA), INC.

By: _________________________       Date:_____day of____________, 200_____

                                       7
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                                   SCHEDULE A

Compensation:

      Maximum allowable payout:

            Distribution Fee:     .50 % annually of the Fund's average daily net
                                  assets maintained and serviced by Intermediary in Class R.
                                  .25% annually of the Fund's average daily net assets maintained and serviced by Intermediary in Class N, Class S and/or Class YS

Payout Parameters:

      There will be no payments for sales of Class I or Class Y Shares.

      All payments are made quarterly for purchases settling prior to the last business day of the month.

      Minimum check to be paid to a servicing agent is $10.00

                                       8
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ABN AMRO DISTRIBUTION SERVICES (USA), INC.
KNOW YOUR CUSTOMER QUESTIONNAIRE FOR INTERMEDIARIES

In response to the requirements of The USA PATRIOT Act, ABN AMRO Distribution Services (USA), Inc. is required to "Know Our Customers." We request your cooperation with compliance and ask you to complete in total the information below and return to PFPC with the executed agreement.

Thank you,

ABN AMRO Distribution Services (USA), Inc.

________________________________________
Name of Institution

_________________________________________
Taxpayer Identification Number

_________________________________________
Type of Business

_________________________________________
State in Which Corporation is Domiciled

_________________________________________
Date of Incorporation

_________________________________________
Regulatory Body with Oversight Authority

_________________________________________
Other Information (or attachments noted)

                                       9
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
                                                 ABN AMRO FUNDS DEALER PROFILE SHEET

1     Has signed dealer agreement been sent to distributor? Yes_____ or No______ Date sent:_________________

2     Dealer name: _________________________________________________

3     Dealer address: ______________________________________________

4     Dealer contact: ______________________________________________

5     Dealer phone number & fax number: ________________________________________

                                            QUESTIONS PRECEDED BY ** RELATE TO FUND\SERV
                                     IF NOT A FUND\SERV PARTICIPANT, PLEASE SKIP TO QUESTION #10

**6   Is the dealer using Fund\Serv? Yes ____ or No ____
      If yes, what is their NSCC Number? _______________________________________
      What is their alpha indicator?     _______________________________________

**7   Is the dealer using networking? Yes ____ or No ____
      If yes, when would they like to receive position files? Choices are:
      ____1st & 3rd Friday ____2nd & 4th Friday ____1st & 3rd Thursday ____2nd & 4th Thursday

      PLEASE NOTE:      Any additional position files are on an as requested basis. Please contact Broker Services at the
                        800 number listed below.

**8   If using networking, indicate network level: _____________________________

**9   If another dealer is clearing for them, what is the other dealers name:
      Address:             __________________________________________
                           __________________________________________
                           __________________________________________
      NSCC number:      ____________________________________
      Alpha indicator:  ____________________________________
      Network level:    ____________________________________
      Contact name:     ____________________________________
      Contact phone:    ____________________________________

10    What is the address of the main office for mailing purposes of commission checks? (MAIN OFFICE ONLY)

11    Will statements go to main office or branch?    Main Office ________  Branch  ________

                                           PLEASE ATTACH A COMPLETE BRANCH AND REP LISTING

12    Omnibus account?        Yes _____ or No ______

      If yes, how will you notify the transfer agent of the proper Blue Sky state information for the sub-accounts? (I.E. a monthly report will be sent or trades will be placed with state information provided)___________________________

                                              COMPLETED FACT SHEET TO BE FORWARDED TO:
                                             ABN AMRO DISTRIBUTION SERVICES (USA), INC.
                                                           760 MOORE ROAD
                                                        MAIL STOP: F760-2B-1
                                                      KING OF PRUSSIA, PA 19406

                     ANY QUESTIONS REGARDING THE COMPLETION OF THIS FORM, PLEASE CONTACT PFPC AT 1-800-635-1404.
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